UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2017

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

OHIO	1-2299	34-0117420
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

One Applied Plaza, Cleveland, Ohio 44115
(Address of Principal Executive Officers) (Zip Code)

Registrant's Telephone Number, Including Area Code: (216) 426-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 10, 2017, Robert J. Pagano, Jr., and Joe A. Raver were elected to the Board of Directors of Applied Industrial Technologies, Inc. (“Applied”). Applied issued the press release attached as Exhibit 99.1 announcing the elections.

Neither director has been appointed yet to a Board committee.

Mr. Pagano, age 54, was elected for a term expiring in October 2017. He has served as Chief Executive Officer and President, and as a director, of Watts Water Technologies, Inc. (NYSE: WTS) since May 2014. Watts Water Technologies, Inc. is a global supplier of products and solutions that manage and conserve the flow of fluids and energy into, through, and out of buildings in the residential and commercial markets. He also served as interim Chief Financial Officer from October 2014 to April 2015. Mr. Pagano previously was Senior Vice President of ITT Corporation and President, ITT Industrial Process from 2009 to May 2014. ITT Corporation is a diversified manufacturer of highly engineered critical components and customized technology solutions for the energy, transportation, and industrial markets. Mr. Pagano began his career with an international public accounting firm and he is a Certified Public Accountant.

Mr. Raver, age 51, was elected for a term expiring in 2019. He has served as President and Chief Executive Officer, and as a director, of Hillenbrand, Inc. (NYSE: HI) since September 2013. Before then, he served as President of Hillenbrand’s Process Equipment Group beginning in 2011 and, prior to that, his career included service in various other leadership and operational roles with Hillenbrand, including as President of Batesville Casket Company. Hillenbrand is a diversified industrial company with multiple brands that serve a range of industries across the globe. The company’s Process Equipment Group provides compounding, extrusion and material handling; size reduction; screening and separating, and flow control products and services for a range of manufacturing and other industrial processes.

As directors, Messrs. Pagano and Raver will receive the same compensation for their services as directors and committee members paid to all other non-employee directors, which compensation is described under the subheading “Components of Compensation Program” on pages 11 and 12 of Applied's proxy statement relating to its Annual Shareholder Meeting held on October 25, 2016, which was filed with the U.S. Securities and Exchange Commission on September 9, 2016. Since the filing of that proxy statement, the Board modified the compensation program to adjust the quarterly retainers, effective January 1, 2017, as follows:

Position	Quarterly Retainer ($)
Each Non-Employee Director	21,250
Board Chairman	Additional 12,500
Audit Committee Chair	Additional 4,375
Corporate Governance Committee Chair	Additional 2,500
Executive Org. & Comp. Committee Chair	Additional 3,125

The description of non-employee director compensation in the proxy statement under the subheading “Components of Compensation Program”, as so modified, is incorporated herein by reference.

There are no relationships or related person transactions involving Mr. Pagano or Mr. Raver that would be required to be disclosed in accordance with Item 404 of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Registrant)

By: /s/ Fred D. Bauer
Fred D. Bauer, Vice President-General Counsel & Secretary
Date: August 10, 2017

EXHIBIT INDEX

Exhibit No.    Description

99.1	The following exhibit is furnished with this Report on Form 8-K: Press release of Applied Industrial Technologies, Inc. dated August 10, 2017.